EXHIBIT 10.2


                            ICONIX BRAND GROUP, INC.
                  NON-QUALIFIED NON-PLAN STOCK OPTION AGREEMENT


                  ICONIX BRAND GROUP, INC., a Delaware corporation (the "Company"), hereby grants to William Sweedler, an employee of the Company (the "Optionee"), as of July 22, 2005 (the "Grant Date"), a non-qualified non-plan stock option to purchase a total of 1,425,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), at $8.81 per share. This option (the "Option"), which is being granted pursuant to the Employment Agreement (as hereinafter defined), is intended to be a non-qualified stock option, i.e., this Option is not intended to be, nor is it, an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

1. Duration.

(a) This Option was granted as of the Grant Date.

(b) This Option shall expire at the close of business on July 22, 2015, (the "Termination Date"), but shall be subject to earlier termination as provided herein.

(c) If the Optionee ceases to be employed by the Company as a result of a termination by the Company for Cause (as defined in the Employment Agreement dated July 22, 2005 between the Company and the Optionee (the "Employment Agreement")), or voluntary termination by Optionee without Good Reason (as defined in the Employment Agreement), the Optionee's right to exercise any unexercised portion of this Option shall case forthwith, and this Option shall thereupon terminate.

                  In the event the Optionee's employment is terminated by the Company without Cause, or by voluntary termination by the Optionee for Good Reason, the Optionee's right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate, however, Optionee shall be entitled to such payments as set forth in Section 5.4.2 of the Employment Agreement.

                  In the event the Optionee's employment with the Company is terminated due to his Disability (as defined in the Employment Agreement), the Option shall be exercisable within the earlier of: (i) one (1) year after the date of such Disability or, (ii) July 22, 2015. In such event, the Option shall be exercisable to the extent that the right to purchase the shares of Common Stock hereunder has accrued on the date the Optionee becomes disabled.

                  In the event of the death of the Optionee while an employee of the Company, the Option shall be exercisable to the extent exercisable but not exercised as of the date of death and in such event, the Option must be exercised, if at all, within the earlier of (i) one (1) year after the date of death of the Optionee or (ii) July 22, 2015.

                  In the event the Optionee's employment with the Company is terminated due to expiration of the Employment Agreement's Term (as defined in the Employment Agreement), the Option shall remain exercisable until and including the date which is one (1) year after the Company has determined the Royalty Revenues for the year ended 2010, in accordance with the Employment Agreement.

2. Price.

                  The purchase price for each share of Common Stock upon exercise of this Option (the "Purchase Price") shall be $8.81, subject to adjustment as provide in Section 5 hereof.

3. Non-Qualified Stock Option.

                  This Option is a non-qualified stock option, the exercise of which is subject to Section 83 of the Code.

4. Written Notice of Exercise.

                  This Option, to the extent it is exercisable as provided in
Section 10 herein, may be exercised only by delivering to the Company, at its principal office within the time specified in Section 1 hereof or such shorter time as is otherwise provided for herein, a written notice of exercise substantially in the form described in Section 10.

5. Anti-Dilution Provisions.

(a) If there is any stock dividend or recapitalization resulting in a stock split, or combination or exchange of shares of Common Stock of the Company, the number of shares of Common Stock then subject to this Option and the Purchase Price may be proportionately and appropriately adjusted by the Board of Directors of the Company (the "Board"); provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Option as the Board in its sole discretion may deem appropriate. Failure of the Board to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment has been approved by the Board in consequence of such action and that no such adjustment will be made in consequence of such action.

6. Investment Representation.

                  The Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended (the "Act"), becomes effective with respect to this Option and/or the shares of Common Stock underlying this Option, the Optionee is taking this Option and shall take the shares of Common Stock underlying this Option, for the Optionees own account, for investment, and not for resale or distribution.

7. Transferability. Except as may be otherwise provided by the Board or an appropriate committee of the Board, as the case may be, at or after the Grant Date, the Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee. No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such Option.

8. Certain Rights Not Conferred by Option.

                  The Optionee shall not, by virtue of holding this Option, be entitled to any rights of a stockholder in the Company.

9. Transfer Taxes.

                  The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock of the Company pursuant hereto provided that the shares are issued in the name of the Optionee.

10. Vesting Options.

(a) The amount of shares of Common Stock to this Option shall become exercisable as follows: 225,000 shall vest on the Grant Date and 1,200,000 shall vest in accordance with section 2.6 of the Employment Agreement, a copy of which is attached hereto as Exhibit A.

(b) This Option shall be exercisable by written notice of such exercise, in the form prescribed by the Board to the Company, at its principal executive office. The notice shall specify the number of shares for which the Option is being exercised, be signed by the Optionee and shall be accompanied by payment in cash or by check of the amount of the full purchase price of such shares or in such manner as the Board shall deem acceptable.

(c) No shares shall be delivered upon exercise of this Option until all laws, rules and regulations which the Board may deem applicable have been complied with. If a registration statement under the Act is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent, among other things (i) that the person exercising the Option give to the Company a written representation and undertaking, satisfactory in form and substance to the Company, that such person is acquiring the shares for his own account for investment and not with a view to the distribution thereof and/or (ii) an opinion of counsel satisfactory to the Company with respect to the existence of an exemption from the registration requirements of the Act, in which event the person(s) acquiring the Common Stock shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing his option shares issued pursuant to such exercise:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

(d) Without limiting the generality of the foregoing, the Company may delay issuance of the shares of Common Stock underlying this Option until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

(e) The person exercising this Option shall not be considered a record holder of the stock so purchased for any purpose until the date on which such person is actually recorded as the holder of such stock in the records of the Company.

11. No Continued Employment.

                  Nothing herein shall be deemed to create any employment agreement or guaranty of continued service as the employee or limit in any way the Company's right to terminate Optionee's status as the employee at any time.

12. Notices.

                  Any notice required or permitted by the terms of this Agreement shall be given by registered or certified mail, return receipt requested, addressed as follows:

         To the Company:
                            Iconix Brand Group, Inc.
                          215 W. 40th Street, 6th floor
                                            New York, N.Y. 10018
                                            Attention: President
         To the Optionee:
                                            William Sweedler
                                            c/o Windsong Inc.
                                            1599 Post Road East
                                            Wesport, CT  06880

or to such other address or addresses of which notice in the same manner has previously been given when mailed in accordance with the foregoing provisions. Either party hereto may change the address to which such notices shall be given by providing the other party hereto with written notice of such change.

13.      Tax Withholding.

                  Not later than the date as of which an amount first becomes includable in the gross income of the Optionee or other holder for federal income tax purposes with respect to this Option, the Optionee or other holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under this Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the holder of the option from the Company or any of its subsidiaries.

14. Benefit of Agreement.

                  This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15. Governing Law.

                  This Agreement shall be construed and enforced in accordance with the law of the State of New York, except to the extent that the laws of the State of Delaware may be applicable.

                                        ICONIX BRAND GROUP, INC.

                                By:     /s/Neil Cole
                                        ----------------------------------------
                                        Name:Neil Cole
                                        Title: President and CEO

Accepted as of the date first set above.

/s/William Sweedler
---------------------------------------------
Signature required with return of document to the Company to formalize issuance of agreement.